UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2007

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On January 26, 2007, our Board of Directors elected Jeffrey T. Hinson to become a member of the Board. In connection with Mr. Hinson’s election, the Board determined that Mr. Hinson shall serve as a non-employee, independent member of our Board and as a member of our Audit Committee. With the election of Mr. Hinson to the Company’s Board, the Board now has a total of nine members, of which seven serve as non-employee, independent directors.

As a new non-employee director, Mr. Hinson shall receive 25,000 stock options, which shall vest 1/48 per month over four years, and 8,300 shares of restricted stock, which shall vest 25% annually on the grant anniversary over four years, each with a grant date of January 26, 2007. Mr. Hinson will be compensated for service on our Board of Directors pursuant to our compensation plan for non-employee directors, which is summarized in our Current Report on Form 8-K filed on July 20, 2006.

The Company’s press release announcing Mr. Hinson’s election to the Board is attached hereto as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

(d) The following exhibits are included with this Report:

Exhibit No.	Description
99.1	Press release of TiVo Inc., dated January 26, 2007, announcing the election of Jeffrey T. Hinson to TiVo’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: January 26, 2007	By:	/s/ Steven Sordello
Steven Sordello
SVP & Chief Financial Officer
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of TiVo Inc., dated January 26, 2007, announcing the election of Jeffrey T. Hinson to TiVo’s Board of Directors.